Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To

CS Diagnostics Corp.

USA

We hereby consent to the incorporation by reference in the Annual Report on Form 10-K of CS Diagnostics Corp. for the year ended December 31, 2025, of our report dated April 14, 2026, relating to our audit of the financial statements, which appears in Form 10-K.

For, Shah Teelani & Associates (7161)

Gujarat, India

April 14, 2026

SHAH TEELANI & ASSOCIATES

CHARTERED ACCOUNTANTS

219, Al Goze Building, Sheikh Zayed Road, Next to Rolls Royce Dealership, Al Quoz 1, Dubai

302-304, Shubh House, Opp. Jain Dairy, Swastik Cross Road, Off CG Road, Ahmedabad - 380009, Gujarat, India.

Mobile: 9879829299 | Phone: 079 48392929 | Email: shahtelani@gmail.com| Website: www.shahtelani.com